Exhibit A
                                                                  EXECUTION COPY

                              AMENDED AND RESTATED
                            FISCAL AGENCY AGREEMENT

                                      Among

                  THE STATE TREASURY OF THE REPUBLIC OF POLAND

                     REPRESENTED BY THE MINISTER OF FINANCE

                                       and

                       CITIBANK N.A., LONDON, Fiscal Agent

                                       and

            DEXIA BANQUE INTERNATIONALE A LUXEMBOURG, SOCIETE ANONYME

                       Luxembourg Listing and Paying Agent

                            -------------------------
                            Dated as of July 27, 2009
                            -------------------------

                              6.375% NOTES DUE 2019
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          AMENDED AND RESTATED FISCAL AGENCY AGREEMENT, dated as of July 27,
2009, by and among the State Treasury of the Republic of Poland, represented by the Minister of Finance (the "State Treasury"), Citibank N.A., London, a banking corporation organized and existing under the laws of The State of New York, as Fiscal Agent (defined herein), and Dexia Banque Internationale a Luxembourg, societe anonyme, as Luxembourg Agent (defined herein).

          WHEREAS, the State Treasury, the Fisal Agent and the Luxembourg Agent entered into a fiscal agency agreement dated as of July 15, 2009 (the "Original Fiscal Agency Agreement"), under which the State Treasury issued $2,000,000,000 principal amount of 6.375% Notes due 2019.

          WHEREAS, the State Treasury, the Fisal Agent and the Luxembourg Agent agree that the Original Fiscal Agency Agreement is hereby amended and restated in its entirety to reflect the State Treasury's further issue of $1,500,000,000 principal amount of 6.375% Notes due 2019, which Notes will be fully fungible, and consolidated to form a single series, with the State Treasury's outstanding $2,000,000,000 principal amount of 6.375% Notes due 2019.

          WHEREAS, upon this Amended and Restated Fiscal Agency Agreement becoming effective, the Original Fiscal Agency Agreement shall be amended and restated as provided herein in its entirety.

          1. The Notes. The State Treasury has agreed to issue $3,500,000,000 aggregate principal amount of 6.375% Notes due 2019 (the "Notes"). The State Treasury reserves the right from time to time without the consent of the holders of the Notes (the "Holders") to issue further securities having identical terms and conditions, so that such securities may be consolidated with, form a single series with and increase the aggregate principal amount of the Notes. The Notes have been duly authorized by the State Treasury and when executed and delivered in accordance with this Agreement will constitute valid and legally binding obligations of the State Treasury.

          The Notes are issuable in registered form, without coupons, in denominations of $1,000, and shall be represented by a certificate substantially in the form set forth in Exhibit A hereto, which are hereby incorporated by reference herein, such certificates representing such aggregate principal amount of the Notes as shall be specified therein. The Notes may have such letters, numbers or other marks of identification or endorsements not referred to herein placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined by the authorized signatory of the State Treasury, as conclusively evidenced by his or her execution of the Notes. Any such legends or endorsements shall be furnished to the Fiscal Agent in writing.

          The Notes will bear interest at the rate of 6.375% per annum, computed on the basis of a 360-day year of twelve 30-day months. Interest will be payable semi-annually in arrears on January 15 and July 15 of each year (each an "Interest Payment Date"), commencing January 15, 2010, to Holders of record at the close of business on the preceding January 1 and July 1, respectively (whether or not a business day) (each a "Record Date"). The principal of the Notes will be payable on July 15, 2019. Notwithstanding anything to the contrary provided herein, any payment of principal or interest falling due on a day which is not a business day for the Fiscal Agent will be payable on the next succeeding business day and no interest shall accrue for the intervening period. In the event that Notes are issued in definitive form, interest will be paid by check mailed to each Holder of record on the Record Date at the address of such person as shown on the Note Register (defined herein). Any Holder of Notes, the aggregate principal amount of which equals or exceeds $1,000,000, may, by written notice to the Fiscal Agent no later than the Record Date, elect to receive the interest payment in respect of such Notes, as applicable, by wire transfer in same-day funds to a bank account maintained by such Holder in the United States.
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Principal of a Note will be paid to the Holder at maturity upon presentation of such Note at the Corporate Trust Office (defined herein) of the Fiscal Agent. Notwithstanding the foregoing, in the case of a Global Note (defined herein) payments shall be made to DTC as is customary in arrangements between the Fiscal Agent and DTC.

          All payments of principal and interest in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations of the Republic of Poland ("Poland").

          The Notes will constitute general and unsecured obligations of Poland, and the full faith and credit of Poland will be pledged for the due and punctual payment of the principal of, and interest on, the Notes and for the performance of all obligations of the State Treasury with respect thereto. The Notes will rank pari passu among themselves and at least pari passu in right of payment with all other present and future unsecured obligations of Poland, except for such obligations as may be preferred by mandatory provisions of applicable law.

          2. Appointment of Fiscal Agent and Paying Agent. The State Treasury hereby appoints Citibank N.A., London as fiscal agent in respect of the Notes upon the terms and subject to the conditions herein set forth. Citibank N.A., London, as such fiscal agent hereunder, until a successor fiscal agent shall have been appointed, and thereafter such successor, is herein called the "Fiscal Agent". The Fiscal Agent shall have the powers and authority granted to and conferred upon it in the Notes and such further powers and authority to act on behalf of the State Treasury as the parties agree in writing. The Fiscal Agent at present has its corporate trust office at Citigroup Centre, Canada Square, London E14 5LB, UK (facsimile: +44 0207 508 5857/5877), Attention: Agency & Trust (the address stated in this Section 2, or the principal corporate trust office of any successor Fiscal Agent, the "Corporate Trust Office").

          The State Treasury hereby appoints Dexia Banque Internationale a Luxembourg, societe anonyme as Luxembourg listing and paying agent in respect of the Notes upon the terms and subject to the conditions herein set forth. Dexia Banque Internationale a Luxembourg, societe anonyme, as such Luxembourg listing and paying agent hereunder, and any successor Luxembourg listing and paying agent that shall be appointed by the State Treasury, and thereafter such successor, is herein called the "Luxembourg Agent". The Luxembourg Agent shall have the powers and authority granted to and conferred upon it hereby and such further powers and authority to act on behalf of the State Treasury as the parties agree in writing. The Luxembourg Agent at present has its principal corporate trust office at 69 route d'Esch, L 2953 Luxembourg, Luxembourg (the address stated in this Section 2, or the principal corporate trust office of any successor Luxembourg Agent, the "Corporate Luxembourg Office").

          In addition, the State Treasury hereby appoints the Fiscal Agent at the Corporate Trust Office as Paying Agent for it for the payment of principal and interest on the Notes pursuant to the terms thereof and the State Treasury hereby appoints the Luxembourg Agent at the Corporate Luxembourg Office as Paying Agent for it for the payment of principal and interest on the Notes in Luxembourg. The State Treasury may at any time or from time to time appoint additional Paying Agents for such payment and vary the terms of or terminate any such appointment (all such Paying Agents appointed and acting as such at any given time, including the Fiscal Agent at the Corporate Trust Office and the Luxembourg Agent at the Corporate Luxembourg Office, being herein called, collectively, "Paying Agents" and, individually, a "Paying Agent"); provided, however, that as long as there shall be a Fiscal Agent hereunder, the Fiscal Agent at the Corporate Trust Office shall remain a Paying Agent and provided further, that, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the State Treasury will maintain a Paying Agent in Luxembourg. The State Treasury shall give to the Fiscal Agent prompt notice in writing of the appointment of any additional Paying Agent, of the terms of such appointment, of any variation of the terms of or termination

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of the appointment of any Paying Agent and of the location of all Paying Agents and any change in the location of any Paying Agent.

          3. Execution; Authentication and Delivery; Dating. The Notes shall be executed on behalf of the State Treasury by such official or officials of the Ministry of Finance of Poland, whose signatures may be manual or facsimile, as shall be properly authorized by the State Treasury. In the event that any of the authorized signatories of the State Treasury who shall have signed or whose facsimile signatures shall appear upon any of the Notes shall cease to be an official before the Notes so signed shall actually have been authenticated and delivered, such Notes nevertheless may be authenticated and delivered with the same force and effect as though the person or persons who signed such Notes had not ceased to be such official or officials of the State Treasury.

          The Fiscal Agent is authorized, upon receipt of Notes duly executed on behalf of the State Treasury for the purpose of the original issuance of Notes and the written order of an Authorized Officer (defined herein), to authenticate by its manual signature the Notes in an aggregate principal amount not in excess of the aggregate principal amount specified herein and to deliver such Notes to or upon the written order of Mr. Dominik Radziwill, Undersecretary of State in the Ministry of Finance (the "Authorized Officer") of the State Treasury, registered in the names and in the denominations as requested by the Underwriters named in the Underwriting Agreement dated as of July 20, 2009 (the "Underwriters"). Thereafter, the Fiscal Agent is authorized to authenticate and to deliver Notes in accordance with the provisions therein or hereinafter set forth. The Notes shall be dated the date of their authentication by the Fiscal Agent. The State Treasury may amend its Authorized Officer from time to time by delivering a certificate of incumbency to the Fiscal Agent relating to such Authorized Officer. In the event that Notes are issued in definitive form, the certificates therefor representing individual securities, each with a denomination of $1,000, the Fiscal Agent is hereby authorized (at the expense of the State Treasury) to appoint authenticating agents to authenticate such Notes in accordance with the terms hereof.

          4. Payment. The State Treasury will pay to the Fiscal Agent the amounts, at the times, and for the purposes, set forth herein and in the Notes. The State Treasury hereby authorizes and directs the Fiscal Agent, from funds so paid to it, to make payment through the Paying Agents of principal of and interest on the Notes as set forth in the Notes. The principal of and interest on the Notes shall be payable in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts. The Fiscal Agent shall arrange with all Paying Agents for the payment, from funds furnished by the State Treasury to the Fiscal Agent, (i) of principal of and interest on the Notes in the manner provided for in the Notes, and (ii) of the agreed compensation of such Paying Agents for their services as such.

          5. DTC Book Entry Provisions. Interests in a registered global Note (a "Global Note") deposited with The Depository Trust Company ("DTC") or its nominee will be transferable in accordance with the rules and procedures established for that purpose by DTC. Members of, or participants in, DTC shall have no rights hereunder with respect to any Global Note, and DTC or its nominee may be treated by the State Treasury, any agent hereunder and any agent of the State Treasury as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the State Treasury, any agent hereunder or any agent of the State Treasury from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its participants, the operation of customary practices governing the exercise of the rights of a Holder.

          6. Redemption. The Notes are not redeemable at any time prior to maturity.

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          7. Limitation Period. The Notes will be subject to the limitation periods with respect to claims for principal and interest as provided by Article 118 of the Polish Civil Code, dated April 23, 1964, as amended (the "Civil Code"). The Civil Code provides a ten year limitation period on claims for principal and a three year limitation period on claims for interest.

          8. Duties, Responsibilities and Rights of the Fiscal Agent. The Fiscal Agent accepts its obligations set forth herein and in the Notes, upon the terms and conditions hereof, including the following, to all of which the State Treasury agrees and to all of which the rights and obligations of the Holders of the Notes are and shall be subject:

     (a) The Fiscal Agent shall be entitled to compensation to be agreed upon from time to time by the Fiscal Agent and the State Treasury in writing for all services rendered by it hereunder, and the State Treasury agrees (i) to pay such compensation and (ii) to reimburse the Fiscal Agent for its properly incurred out-of-pocket expenses (including properly incurred counsel fees) incurred in connection with the services rendered hereunder, promptly after receipt by the State Treasury of a statement in the form customarily provided by the Fiscal Agent, setting forth in reasonable detail the computation of the amounts of compensation and expenses. The State Treasury also agrees to indemnify the Fiscal Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on the part of the Fiscal Agent, arising out of or in connection with its acting as such Fiscal Agent hereunder, as well as the reasonable costs and expenses of defending against any claim or liability in the premises. This indemnity shall survive the termination or expiration of this Agreement. In no circumstances shall the Fiscal Agent be liable to the State Treasury or to any other party to this Agreement for losses which are not a reasonably foreseeable consequence of an act or omission of the relevant Fiscal Agent or Paying Agent (for illustrative purposes only, such losses may include loss of business, goodwill, opportunity or profit).

          (b) The Fiscal Agent shall maintain, as agent of the State Treasury, at the Corporate Trust Office, a register in which, subject to such reasonable regulations as the Fiscal Agent may prescribe, the State Treasury shall provide for the registration of, and the registration of transfers of, and exchanges of, the Notes (the "Note Register").

          (c) In acting hereunder and in connection with the Notes, the Fiscal Agent is acting solely as agent of the State Treasury and does not assume any responsibility for the correctness of the recitals in this Agreement or in the Notes (except for the correctness of the statement in its certificate of authentication thereon) or any obligation or relationship of agency or trust for or with any of the owners or Holders of the Notes, except that all funds held by the Fiscal Agent for payment of principal of or interest on the Notes shall be held in trust for the Holders of the Notes (money held by the Fiscal Agent need not be segregated by it from its other funds; provided, however, that such amounts remaining unclaimed at the end of two years shall (i) be identified in a notice provided, upon request, by the Fiscal Agent to the State Treasury and
(ii) be repaid to the State Treasury upon the State Treasury's written request at the end of two years after such principal shall have become due and payable or after such interest shall have become due and payable, as the case may be (whether at scheduled maturity of such Note or otherwise), and upon any such repayment the aforesaid trust shall terminate with respect to such monies and all liability of the Fiscal Agent or any Paying Agent with respect to such monies shall thereupon cease.

          (d) The State Treasury shall, not later than by 10:00 A.M., London time, on the day prior to the date of an interest payment or the day prior to the date of maturity of the Notes, transfer to an account specified by the Fiscal Agent an amount, in immediately available funds, sufficient for the full amount of the purpose of such payment in funds settled through such payment system as the Fiscal Agent may designate. If such amount shall not have been received by the Fiscal Agent, the Fiscal Agent shall

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give telephonic or telecopied notice of such fact to the State Treasury and the
Paying Agent. The State Treasury shall, on or prior to the business day preceding the day on which such transfer is to be made, procure that the bank making such transfer shall confirm the details of such transfer to the Fiscal Agent. The Fiscal Agent shall not be bound (but shall be entitled) to make payment if it has not received the full amount of any payment made in accordance with Section 4 above.

          (e) The Fiscal Agent and any Paying Agent may consult as to legal matters with counsel satisfactory to it, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or thing suffered by it hereunder in good faith and in accordance with such opinion of counsel.

          (f) The Fiscal Agent and any Paying Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance without gross negligence, willful misconduct or bad faith upon any Note, instruction, notice, direction, consent, certificate, affidavit, statement, telex, cablegram, telecopy or other paper or document reasonably believed by it to be genuine and to have been signed or sent by the proper parties.

          (g) The Fiscal Agent and any Paying Agent, and any of their respective officers, directors and employees may become the owner or Holder of, or acquire any interest in, any Notes, with the same rights that it or they would have if the Fiscal Agent or such Paying Agent were not the Fiscal Agent or a Paying Agent, and may engage or be interested in any financial or other transaction with the State Treasury or any agency thereof, and may act on behalf of, or as depositary, trustee or agent for, any Holders of the Notes or holders of other obligations of the State Treasury, Poland or any agency thereof, or any committee or body of any thereof, as freely as if the Fiscal Agent or such Paying Agent were not the Fiscal Agent or a Paying Agent.

          (h) Instructions, consistent herewith, concerning the operation of the provisions of this Agreement and the duties to be carried out by the Fiscal Agent hereunder may from time to time be issued by the State Treasury, and the Fiscal Agent shall at all times comply with all such instructions as are for the time being in force.

          (i) The Fiscal Agent shall furnish to the State Treasury such information by the Fiscal Agent as may be reasonably required by the State Treasury. The State Treasury may, upon request and reasonable notice during the normal business hours of the Fiscal Agent, inspect any Notes held by the Fiscal Agent, the Note Register, and any other books and records maintained by the Fiscal Agent hereunder.

          (j) If the Fiscal Agent shall receive any notice or demand addressed to the State Treasury by any Holder of a Note, the Fiscal Agent shall promptly forward such notice or demand to the State Treasury.

          (k) The Fiscal Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Notes, unless otherwise agreed upon in writing between the State Treasury and the Fiscal Agent.

          (l) The Fiscal Agent agrees that the State Treasury shall, upon delivery to the Fiscal Agent of any payment of principal, interest or other payment under the Notes, be relieved, pro tanto, of its obligation to make such payment to the Fiscal Agent which thereafter shall be responsible therefor; provided, however, that this subsection relates only to the obligations of the State Treasury in relation to the Fiscal Agent and shall not relieve the State Treasury of any obligation to make such payment to the Holders of any Note.

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          (m) At the expense of the State Treasury, the Fiscal Agent shall send notices provided to it by the State Treasury to Holders of the Notes at the times specified in writing by the State Treasury upon 15 days written notice to the Fiscal Agent and, at the request of and for the period specified by the State Treasury, the Fiscal Agent shall provide such notice to each subsequent Holder of a Note at the time of registration of transfer of such Note.

          (n) Any notice to a Holder of a Note required hereunder or under any of the Notes to be given by the Fiscal Agent shall be sufficient if given in writing by first class mail (air mail in the case of Holders whose addresses appearing in the Note Register are in a country other than the United States of America), postage prepaid, to such Holder at his last address appearing in the Note Register; notwithstanding the foregoing, in the case of a Holder of a Global Note notice by the Fiscal Agent shall be sufficient once made to DTC as is customary in arrangements between the Fiscal Agent and DTC. Such notices shall be given at the expense of the State Treasury.

          (o) All Notes (i) surrendered to the Fiscal Agent for exchange or transfer or (ii) paid by the Fiscal Agent, as the Paying Agent, shall be cancelled and destroyed by the Fiscal Agent and a certificate of destruction shall be forwarded by the Fiscal Agent to the State Treasury upon request.

          (p) Whenever in the administration of this Agreement the Fiscal Agent shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Fiscal Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or gross negligence on its part, rely upon a certificate signed by any authorized official of the State Treasury and delivered to the Fiscal Agent.

          (q) The duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of this Agreement, and the Fiscal Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent.

          9. Resignation and Removal; Appointment of Successor. The State Treasury agrees that there shall at all times be a Fiscal Agent hereunder which shall be a bank or trust company, organized or licensed and doing business under the laws of the United States or the State of New York, is in good standing and has an established place of business in London, United Kingdom, and is authorized under such laws to act as Fiscal Agent hereunder and, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the State Treasury will maintain a Paying Agent in Luxembourg until the earlier of (i) the first date on which all the Notes are no longer outstanding and (ii) two years after the principal of all the Notes shall have become due and payable and monies for the payment in full of such principal of, and all accrued interest on, the Notes shall have been made available at the Corporate Trust Office of the Fiscal Agent.

          The Fiscal Agent may resign at any time by giving written notice to the State Treasury of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 60 days after the date on which notice is given, unless the State Treasury shall agree to a shorter period); and the State Treasury may remove the Fiscal Agent at any time by giving notice to the Fiscal Agent specifying the date on which such removal shall become effective, but in each case only in accordance with the following provisions:

          (a) any resignation or removal of the Fiscal Agent shall be effective only upon appointment by the State Treasury of a qualified successor Paying Agent and the latter's acceptance thereof;

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          (b) if the Fiscal Agent shall resign, be removed or become incapable of acting as Paying Agent for any cause, the State Treasury shall promptly appoint a successor Paying Agent;

          (c) any successor Paying Agent appointed by the State Treasury shall be a bank or trust company legally qualified to act as such successor and having an established place of business in the Borough of Manhattan, The City and State of New York;

     (d) every successor Paying Agent appointed hereunder shall execute and deliver to the State Treasury and to the retiring Paying Agent an instrument accepting such appointment, which shall set forth its agreement to be bound by the terms hereof, and thereupon the resignation or removal of the retiring Paying Agent shall become effective and the successor, without further act or deed, shall become vested with all the rights, powers, trusts and duties of the retiring Paying Agent. Such retiring Paying Agent shall, at the direction of the State Treasury and upon payment of its compensation and expenses then unpaid, promptly deliver to its successor all sums held hereunder together with all records, unissued Note certificates and other documents necessary or appropriate in connection with the performance of the duties of the successor Paying Agent hereunder; and

          (e) the State Treasury shall give, or cause to be given, notice of each resignation and each removal of the Paying Agent and each appointment of a successor Paying Agent by mailing written notice of such event to the Holders of the Notes as their names and addresses appear in the Note Register.

          In the event that a successor Paying Agent is not appointed within 60 days after notice of resignation or removal (as provided in this Section 9), the Fiscal Agent may, on behalf of the State Treasury and subject to its approval, appoint a successor Paying Agent, which Paying Agent will be a bank or trust company legally qualified to act as such successor and having an established place of business in the Borough of Manhattan, The City and State of New York.

          10. Merger, Consolidation and Sale of Fiscal Agent. In the event of any merger, consolidation or conversion of the Fiscal Agent into another corporation or the sale of all or substantially all the Fiscal Agent's corporate trust business, the corporation resulting from such merger, consolidation or conversion, or the transferee in the case of any such sale, shall be the Fiscal Agent hereunder without further act or deed; provided, however, that such corporation shall be otherwise qualified and eligible hereunder.

          11. Stamp Duties. The State Treasury will pay all stamp or other similar duties, if any, imposed by Poland, the United States of America, the State of New York or any political subdivision of Poland or the State of New York, to which this Agreement (or the execution and delivery hereof) or the original issuance of the Notes shall be or become subject.

          12. Submission to Jurisdiction; Waiver of Immunity. The State Treasury irrevocably submits to the jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, the City of New York, New York, United States, and to the jurisdiction of any Polish court with respect to any suit, action or proceeding, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding (other than a pre-judgment attachment, immunity from which is expressly not waived), that may be brought in connection with the Notes or this Agreement. The State Treasury irrevocably waives, in relation to any such suit, action or proceeding in any such court, to the fullest extent permitted by law, any immunity and any objection to any such suit, action, or proceeding on the grounds of venue or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Such waiver of immunity constitutes only a limited and specific waiver for the purposes of the Notes and this Agreement and under

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no circumstances shall it be interpreted as a general waiver by the State
Treasury or a waiver with respect to proceedings unrelated to the Notes or this Agreement.

          Poland reserves the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under U.S. federal or state securities law. Poland does not waive any immunity in respect of present or future "premises of the mission" as such term is defined in the Vienna Convention on Diplomatic Relations signed in 1961, or "consular premises" as such term is defined in the Vienna Convention on Consular Relations signed in 1963 or military property or military assets of Poland related thereto. Each of the State Treasury and Poland agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment; provided that service of process is effected upon such party in the manner provided by this Agreement.

          Nothing contained in this Agreement shall be deemed to limit the right of the registered Holders of the Notes to bring proceedings in any other court of competent jurisdiction; nor will the bringing of proceedings in one or more jurisdiction preclude the bringing of proceedings in any other jurisdiction, whether concurrently or not.

          13. Agent for Service of Process. The State Treasury agrees that so long as any of the Notes remain outstanding or this Agreement shall be in effect it shall maintain a duly appointed agent for the service of writs, process, summons and other legal process in the Borough of Manhattan, The City of New York for the purposes of any legal action arising out of or based on the Notes or this Agreement. The State Treasury hereby appoints the Consul General of the Republic of Poland, 233 Madison Avenue, New York, NY 10016, as its authorized agent for service of process (the "Authorized Agent") and represents and warrants that such person has agreed to act as the State Treasury's Authorized Agent. The State Treasury agrees that such appointment shall be irrevocable until the irrevocable appointment by the State Treasury of a successor in The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The State Treasury further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If such person shall cease to act as the Authorized Agent, the State Treasury shall appoint without delay another such agent and provide prompt written notice to the Fiscal Agent of such appointment, of the location of such successor Authorized Agent and of any change in the location of any Authorized Agent; and the Fiscal Agent shall keep such notices on file and available for inspection by any Holder of a Note at the Corporate Trust Office. With respect to any such action in any court of the State of New York or any United States Federal court, in each case, in the Borough of Manhattan, The City of New York, service of process upon such person, as the Authorized Agent of the State Treasury for service of process, and written notice of such service to the State Treasury shall be deemed, in every respect, effective service of process upon the State Treasury.

          14. Language. This Agreement may be executed in the Polish and English languages and each of these texts is authentic. To the extent that there is any discrepancy between the Polish and English texts, the English version shall prevail.

          15. Meetings. The Fiscal Agent may call a meeting of the Holders of the Notes at any time regarding this Agreement or the Notes. The Fiscal Agent will call a meeting of the Holders of the Notes if the State Treasury or the Holders of at least 10% of the aggregate principal amount of the outstanding Notes deliver a written request to the Fiscal Agent setting forth the action they propose be taken. The Fiscal Agent will determine the time and place of the meeting and notify the Holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting. Only the Holders of the Notes and their proxies are entitled to vote at a meeting of the Holders of the

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Notes. One or more Holders or proxies representing at least a majority of the aggregate principal amount of the outstanding Notes will constitute a quorum. However, if a meeting is adjourned for a lack of a quorum, then one or more Holders or proxies representing at least 25% of the aggregate principal amount of the outstanding Notes will constitute a quorum when the meeting is reconvened. For purposes of a meeting of the Holders that proposes to discuss a Reserved Matter (as defined in the Section 16(ii) below), Holders or proxies representing at least 75% of the aggregate principal amount of the outstanding Notes will constitute a quorum.

          The Fiscal Agent shall follow the provisions for the meetings of the Holders of the Notes as are set forth in Exhibit B hereto, which is hereby incorporated by reference herein. The Fiscal Agent may make such other reasonable and customary regulations as it shall deem advisable for any meeting of Holders of Notes with respect to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

         16. Voting; Amendments. (i) The State Treasury and the Fiscal Agent may generally modify, amend or supplement or take actions with respect to this Agreement or the terms of the Notes (a) with the affirmative vote of the Holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes that are represented at a meeting of Holders for which there is a quorum or (b) with the written consent of the Holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes.

          (ii) Holders of at least 75% of the aggregate principal amount of the outstanding Notes, voting at a meeting or by written consent, must consent to any amendment, modification, change or waiver that would:

          (a) change the due date for the payment of the principal of, or any installment or interest on, the Notes;

          (b) reduce the principal amount of the Notes;

          (c) reduce the portion of the principal amount that is payable in the event of an acceleration of the maturity of the Notes;

          (d) reduce the interest rate on any Note or any premium payable upon redemption of the Notes;

          (e) modify any provision of the terms and conditions of the Notes in connection with any exchange or substitution of the Notes or the conversion of the Notes into, any other obligation or securities of the State Treasury or any other person, which would result in the terms and conditions of the Securities as so modified being less favorable to the Holders of the Notes which are the subject of the terms and conditions as so modified than:

          (i) the provision of the other obligations or securities of the State Treasury or any other person resulting from the relevant exchange or substitution; or

          (ii) if more than one series of other obligations or securities results from the relevant exchange or substitution or conversion, the provisions of the resulting series having the largest aggregate principal amount;

          (f) change the currency in which any amount in respect of the Notes is payable;

          (g) shorten the period during which the State Treasury is not permitted to redeem the Notes or permit the State Treasury to redeem the Notes if, prior to such action, the State Treasury is not permitted to do so;

          (h) change the definition of "outstanding" with respect to the Notes;

          (i) change the governing law provision of the Notes;

          (j) change the courts to the jurisdiction of which the State Treasury has submitted, the State Treasury's obligation under this Agreement or the terms and conditions of the Notes to appoint and maintain an agent for the service of process, or the State Treasury's waiver of immunity with respect to any suit, action or proceeding that may be brought in connection with the Notes or this Agreement;

          (k) reduce the proportion of the principal amount of the Notes that is required for quorum, any request, demand, authorization, direction, notice, consent, waiver or other action or that is required to modify, amend or supplement this Agreement or the terms and conditions of the Notes; or

          (l) change the obligation of the State Treasury to pay additional amounts on the Notes.

          Each of the actions set forth in clauses (a) through (l) of the preceding sentence is referred to as a "Reserved Matter". A change to a Reserved Matter can be made without the consent of all Holders of the outstanding Notes, as long as the Holders of at least 75% of the aggregate principal amount of the outstanding Notes agree to the change.

          Any modification, amendment or supplement made in accordance with the terms of this Agreement or the Notes will be binding on all Holders of the Notes.

          (iii) The State Treasury and the Fiscal Agent may, without the consent of any Holder of the Notes, modify, amend or supplement this Agreement or the Notes for the purpose of:

          (a) adding to the covenants of the State Treasury;

          (b) surrendering any right or power conferred upon the State Treasury;

          (c) securing the Notes;

          (d) curing any ambiguity, or curing, correcting or supplementing any defective provision contained in this Agreement or in the Notes; or

          (e) amending this Agreement or the Notes in any manner that the State Treasury and the Fiscal Agent may determine and that does not adversely affect the interest of any Holder of the Notes in any material respect in the sole opinion of the State Treasury.

          It shall not be necessary for the vote or consent of the Holders of the Notes to approve the particular form of the proposed modification, amendment, request, demand, authorization, direction, notice, consent, waiver or other action, but it shall be sufficient if such vote or consent shall approve the substance thereof.

          17. "Outstanding" Defined; When Notes Are Disregarded. For purposes of the provisions of this Agreement and the Notes, any Note authenticated and delivered pursuant to this Agreement shall, as of any date of determination, be deemed to be "outstanding", except

          (i) Notes theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation or held by the Fiscal Agent for reissuance but not reissued by the Fiscal Agent;

          (ii) Notes which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Fiscal Agent; or

          (iii) Notes in lieu of or substitution for which other Notes shall have been authenticated and delivered pursuant to this Agreement;

          provided, however, that in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned or controlled, directly or indirectly, by The State Treasury shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Fiscal Agent shall be protected in relying on any such direction, waiver or consent, only Notes which the Fiscal Agent knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

          18. Governing Law. This Agreement and the Notes will be governed by and interpreted in accordance with the laws of the State of New York without regard to any conflicts of laws principles thereof that would require the application of the laws of a jurisdiction other than the State of New York, except that all matters governing the authorization and execution of the Notes by the State Treasury will be governed by the laws of Poland.

          19. Judgment Currency. The State Treasury agrees that if a judgment or order given or made by any court for the payment of any amount in respect of any
Note is expressed in a currency (the "judgment currency") other than the U.S. dollar (the "denomination currency"), the State Treasury will pay any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is nationally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This obligation will constitute a separate and independent obligation from the other obligations under the Notes, will give rise to a separate and independent cause of action, will apply irrespective of any waiver or extension granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Note or under any such judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Note or under any such judgment or order.

          20. Notices. Any notices pursuant to, or communications with respect to, this Agreement or the Notes shall be sufficient if given in writing (by registered air mail, postage prepaid, return receipt requested) or by telegram, telex or facsimile transmission (in each case confirmed in writing, by registered air mail, postage prepaid, return receipt requested, provided, however, that the failure to give such confirmation shall not affect the effectiveness of such notice). Notices shall be addressed, in the case of the State Treasury, to it at Ministry of Finance, ul. Swietokrzyska 12, 00-916 Warsaw, Poland (facsimile: +48 22 694 30 94); Attention: Director of Public Debt Department, Ministry of Finance, and in the case of the Fiscal Agent, to it at Citibank N.A., London, Citigroup Centre, Canada Square, London E14 5LB, UK (facsimile: +44 0207 508 5857/5877), Attention: Agency & Trust; or to each such person at such other address as shall be specified from time to time in writing by the person in question to the other party hereto.

          21. Survival. The Fiscal Agent's rights to compensation, reimbursement and indemnification shall survive the termination of this Agreement and any other agreement affecting the right or duties of the Fiscal Agent or the resignation or removal of the Fiscal Agent.

          22. Entire Agreement. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, oral or written, between the parties hereto with respect to the subject matter hereof.

          23. Counterparts. This Agreement may be executed in separate counterparts, and by each party separately on a separate counterpart, each such counterpart, when so executed and delivered, to be an original. Such counterpart shall together constitute but one and the same instrument.

          24. Tax Disclosure. Notwithstanding anything herein to the contrary, each party hereto and the Holders of the Notes (and each employee, representative or other agent of such party or such Holder) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to the Holders relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

                  [Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, the parties hereto have executed this Fiscal Agency Agreement as of the date first above written.

                                             THE STATE TREASURY OF THE REPUBLIC
                                             OF POLAND, represented by the
                                             Minister of Finance


                                             By: /s/Dominik Radziwill
                                                 -------------------------------
                                             Name:  Dominik Radziwill
                                             Title: Undersecretary of State in
                                                    the Ministry of Finance

                                             CITIBANK N.A., LONDON


                                             By: /s/ Azmina Keshani
                                                 -------------------------------
                                             Name:  Azmina Keshani
                                             Title: Assistant Vice President

                                             DEXIA BANQUE INTERNATIONALE A
                                             LUXEMBOURG, SOCIETE ANONYME


                                             By: /s/ Daniel Schammo
                                                 -------------------------------
                                             Name: Daniel Schammo


                                             By: /s/ Biagio Grasso
                                                 -------------------------------
                                             Name: Biagio Grasso

                                                                       EXHIBIT A

                              [FORM OF GLOBAL NOTE]

                  THE STATE TREASURY OF THE REPUBLIC OF POLAND
                     REPRESENTED BY THE MINISTER OF FINANCE
                              6.375% NOTES DUE 2019

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
  OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE STATE TREASURY OF THE REPUBLIC OF POLAND OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
   OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER
  USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
        THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             PAYABLE AS TO PRINCIPAL AND INTEREST IN LAWFUL MONEY OF
                          THE UNITED STATES OF AMERICA
                             FULLY REGISTERED NOTES

                                                                CUSIP 731011 AR3

                                                           ISIN No. US731011AR30

                                                       COMMON CODE No. 043968319

REGISTERED OWNER: CEDE & CO.

PRINCIPAL SUM: FIVE HUNDRED MILLION (5,000,000,000) U.S. DOLLARS

          THE STATE TREASURY OF THE REPUBLIC OF POLAND, represented by the Minister of Finance (the "State Treasury"), for value received, hereby promises to pay to the registered owner specified above or registered assigns, on July 15, 2019, upon presentation and surrender of this Global Note, the principal sum specified above in such lawful money of the United States of America at the office of Citibank N.A., London (the "Fiscal Agent"), and to pay interest thereon in like money in the manner provided in the terms endorsed on the reverse hereof from January 15 and July 15, as the case may be, next preceding the date of the Global Note to which interest has been paid, unless no interest has been paid on the Notes, in which case from July 15, 2009 such interest to be payable semi-annually at the rate of 6.375% per annum on January 15 and July 15 of each year (each an "Interest Payment date") until the principal of this Global Note shall have been paid, the first of such payments of interest to become due and payable on January 15, 2010. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Notwithstanding anything to the contrary provided herein, any payment of principal or interest falling due on a day which is not a business day for the Fiscal Agent acting under the Fiscal Agency Agreement described in the terms endorsed on the reverse hereof will be payable on the next succeeding business day and no interest shall accrue for the intervening period. The interest so payable on any such Interest Payment Date will be paid to the person in whose name this Global Note is registered at the close of business on January 1 and July 1 (whether or not such day is a business day) next preceding such Interest Payment Date, respectively (each a "Record Date").

          This Global Note is a general and unsecured obligation of the Republic of Poland ("Poland"). This Global Note ranks and will rank pari passu among all Notes or Global Notes and at least pari passu in right of payment with all other present and future unsecured obligations of Poland, except for such obligations as may be preferred by mandatory provisions of applicable law.

          This Global Note is subject to the terms endorsed on the reverse hereof and shall not be valid or enforceable for any purpose unless authenticated by the manual signature of the Fiscal Agent. This Global Note shall be dated the date of its authentication by the Fiscal Agent.

          IN WITNESS WHEREOF, the State Treasury has caused this Global Note to be duly executed.

                                             THE STATE TREASURY OF THE REPUBLIC
                                             OF POLAND, represented by the
                                             Minister of Finance


                                             By:
                                                --------------------------------
                                             Name:
                                             Title:

             [FORM OF FISCAL AGENT'S CERTIFICATE OF AUTHENTICATION]

          This is a permanent global note evidencing one of the Notes referred to in the aforementioned Fiscal Agency Agreement.

          Dated: July 27, 2009               CITIBANK N.A., LONDON,
                                             as Fiscal Agent


                                             By:
                                                --------------------------------
                                                Authorized Signatory
                                                without warranty, recourse or
                                                liability

                        [FORM OF REVERSE OF GLOBAL NOTE]

          1. This Global Note is a permanent global security evidencing one of a duly authorized issue of 6.375% Notes due 2019 of the State Treasury (each a "Note", and collectively and including this Global Note, the "Notes"), limited in aggregate principal amount to $3,500,000,000 (including $2,000,000,000 aggregate principal amount of Notes originally issued under the fiscal agency agreement dated July 15, 2009 and issued under the amended and restated fiscal agency agreement dated July 27, 2009 (as the same may be amended, supplemented or otherwise modified from time to time, the "Fiscal Agency Agreement") between the State Treasury, Citibank N.A., London, as Fiscal Agent, and Dexia Banque Internationale a Luxembourg, societe anonyme, as Listing and Paying Agent (the "Luxembourg Agent"), to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties, limitations of rights, obligations and immunities thereunder of the State Treasury, Poland, the Fiscal Agent and the Holders of the Notes. Copies of the Fiscal Agency Agreement are on file and available for inspection upon request and during the business hours of the Fiscal Agent at the corporate trust office of the Fiscal Agent in London, England. The Notes of this issue are issuable as fully registered Notes without coupons in denominations of $1,000 in lawful money of the United States of America.

          Capitalized terms used but not defined herein have the meanings ascribed thereto in the Fiscal Agency Agreement.

          2. All payments made in respect of a Note, including payments of principal and interest, to a Holder of a Note that is not a resident of Poland, will be made by the State Treasury without withholding or deducting for or on account of any present or future taxes, duties, levies or other governmental charges of whatever nature imposed or levied by Poland or any political subdivision or taxing authority within Poland. In the event the State Treasury is required by law to deduct or withhold any such taxes from payments to the Holders of the Notes, the State Treasury will pay such additional amounts as may be necessary so that the net amount received (including any deduction or withholding with respect to additional amounts) is equal to the amount provided for in the Note to be paid in the absence of such deduction or withholding. Additional amounts will not be paid, however, if the tax is:

          (a) a tax that would not have been imposed but for such person's present or former connection (or a connection of such person's fiduciary, settlor, beneficiary, member, shareholder or other related party) with Poland, including such person (or such person's fiduciary, settlor, beneficiary, member, shareholder or other related party) being or having been a citizen or resident of Poland or being or having been engaged in a trade or business or present in Poland or having, or having had, a permanent establishment in Poland;

          (b) imposed because a Note in definitive form is presented for payment more than 30 days after the date on which the payment became due and payable;

          (c) an estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

          (d) a tax, assessment or other governmental charge which is payable other than by withholding;

          (e) a tax that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the Holder's nationality, residence or identity (or the nationality, residence or identity of the beneficial owner of the Note), if such person's compliance is required by laws of

                 Poland or of any political subdivision or taxing authority of Poland to avoid or reduce such tax;

          (f) required to be withheld by any paying agent from a payment on the Note to the extent that such payment can be made without withholding by another paying agent;

          (g) a tax, assessment or other governmental charge which is required to be withheld or deducted where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings income implementing the conclusions of the ECOFIN Council meeting of June 3, 2003, or any law implementing or complying with, or introduced in order to conform to, such directive; or

          (h) imposed as a result of any combination of the items listed above.

          Furthermore, no additional amounts will be paid in respect to any Note to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that the settlors with respect to such fiduciary, partner or beneficial owner, as the case may be, would not have been entitled to payment of such additional amounts if they held the Note themselves.

          In the event that such deduction or withholding is required, the State Treasury will make such deduction or withholding and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The State Treasury will furnish, upon request, within a reasonable period of time after the payment of any taxes due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the State Treasury.

          Any reference herein to principal or interest on the Notes includes any additional amounts which may be payable on those Notes.

          3. So long as any of the Notes remain outstanding, Poland will not create or permit (to the extent Poland has the power to refuse such permission) the creation of any Security Interest on any of its present or future assets or revenues, or any part thereof, to secure any Public External Indebtedness of Poland, unless Poland shall procure that all amounts payable under the Notes are secured equally and ratably.

          Notwithstanding the above, Poland may create or permit the creation of
(a) any Security Interest which secures Poland's $934.67 million Collateralized Par Bonds due 2024 and $891.07 million Collateralized RSTA Bonds due 2024 each issued (in part) on October 27, 1994 and which is either existing on the date hereof in relation to, or contemplated by the terms of, such bonds; or (b) any Security Interest upon property to secure Public External Indebtedness incurred for the purpose of financing the acquisition of such property (or property which forms part of a class of assets of a similar nature where the Security Interest is by reference to the constituents of such class from time to time); or (c) any Security Interest existing on property at the time of its acquisition; or (d) any Security Interest arising by operation of law which has not been foreclosed or otherwise enforced against the assets to which it applies; or (e) any Security Interest securing or providing for the payment of Public External Indebtedness incurred in connection with any Project Financing provided that such Security Interest applies to only (i) properties which are the subject of such Project Financing or (ii) revenues or claims which arise from the operation, failure to meet specifications, exploitation, sale or loss of, or failure to complete, or damage to, such properties; or (f) the renewal or extension of any Security Interest described in subparagraphs (a) to (e) above, provided that the principal amount of the Public External Indebtedness secured thereby is not increased.

          For purposes of the foregoing the following terms have the following meanings:

          "Person" means any individual, company, corporation, firm, partnership, joint venture, association, unincorporated organization, trust or any other jurisdiction or entity, including without limitation, a state or an agency of a state or other entity, whether or not having separate legal personality.

          "Project Financing" means any arrangements for the provision of funds which are to be used solely to finance a project for the acquisition, construction, development or exploitation of any property pursuant to which the persons providing such funds agree that the principal source of repayment of such funds will be the project and the revenues (including insurance proceeds) generated by such project.

          "Public External Indebtedness" means any obligations for borrowed money (a) evidenced by bonds, notes or other securities which are or may be quoted, listed or ordinarily purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market and (b) denominated or payable, or at the option of the holder thereof payable, in a currency other than the lawful currency of Poland.

          "Security Interest" means any mortgage, charge, pledge, lien, security interest or other encumbrance securing any obligation of Poland or any other type of preferential arrangement having similar effect over any assets or revenues of Poland.

          4. In case one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the State Treasury fails to pay the principal of or any interest on any of the Notes when due and such failure continues for a period of 30 days of the date due for payment thereof; or

          (b) the State Treasury fails duly to perform or observe any of its other material obligations under or in respect of this Global Note which failure continues unremedied for 45 days after written notice thereof has been delivered by the registered Holder to the State Treasury at the specified office of the Fiscal Agent.

          Fiscal Agent shall, upon receipt of written requests to the State Treasury at the specified office of the Fiscal Agent from the registered Holders of not less than 25% in aggregate outstanding principal amount of the Notes, declare the Notes due and payable, in each case at their principal amount together with accrued interest without further formality.

          Upon such declaration by the Fiscal Agent, the Fiscal Agent shall give notice thereof in the manner provided in the Fiscal Agency Agreement to the State Treasury and to the registered Holders of this Global Note in accordance with such Agreement. After any such declaration by the Fiscal Agent, if all amounts then due with respect to the Notes are paid (other than amounts due solely because of such declaration) and all other defaults with respect to the Notes are cured, such declaration may be annulled and rescinded by the registered Holders of not less than 50% in aggregate outstanding principal amount of the Notes (the "Required Percentage") by a written notice thereof to the State Treasury at the specified office of the Fiscal Agent or by the passing of a resolution by the registered Holders of not less than the Required Percentage.

          5. The Fiscal Agent may call a meeting of the Holders of the Notes at any time regarding the Fiscal Agency Agreement or the Notes. In addition, the Fiscal Agent will call a meeting of the Holders of the Notes if the State Treasury or the Holders of at least 10% of the aggregate principal amount of the outstanding Notes deliver a written request to the Fiscal Agent setting forth the action they propose be taken. The Fiscal Agent will determine the time and place of the meeting and notify the Holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting. Only the Holders of the Notes and their proxies are entitled to vote at a meeting of the Holders of the Notes. One or more Holders or proxies representing at least a majority of the aggregate principal amount of the outstanding Notes will normally constitute a quorum. However, if a meeting is adjourned for a lack of a quorum, then one or more Holders or proxies representing at least 25% of the aggregate principal amount of the outstanding Notes will constitute a quorum when the meeting is reconvened. For purposes of a meeting of the Holders that proposes to discuss a Reserved Matter (as defined in paragraph 6 below), Holders or proxies representing at least 75% of the aggregate principal amount of the outstanding Notes will constitute a quorum.

          6. The State Treasury and the Fiscal Agent may generally modify, amend or supplement or take actions with respect to the Fiscal Agency Agreement or the terms of the Notes (a) with the affirmative vote of the Holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes that are represented at a meeting of Holders for which there is a quorum or (b) with the written consent of the Holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes.

          However, the Holders of at least 75% of the aggregate principal amount of the outstanding Notes, voting at a meeting or by written consent, must consent to any amendment, modification, change or waiver that would:

          (a) change the due date for the payment of the principal of, or any installment or interest on, the Notes;

          (b) reduce the principal amount of the Notes;

          (c) reduce the portion of the principal amount that is payable in the event of an acceleration of the maturity of the Notes;

          (d) reduce the interest rate on any Note or any premium payable upon redemption of the Notes;

          (e) modify any provision of the terms and conditions of the Notes in connection with any exchange or substitution of the Notes or the conversion of the Notes into, any other obligation or securities of the State Treasury or any other person, which would result in the terms and conditions of the Securities as so modified being less favorable to the Holders of the Notes which are the subject of the terms and conditions as so modified than:

          (i) the provision of the other obligations or securities of the State Treasury or any other person resulting from the relevant exchange or substitution; or

          (ii) if more than one series of other obligations or securities results from the relevant exchange or substitution or conversion, the provisions of the resulting series having the largest aggregate principal amount;

          (f) change the currency in which any amount in respect of the Notes is payable;

          (g) shorten the period during which the State Treasury is not permitted to redeem the Notes or permit the State Treasury to redeem the Notes if, prior to such action, the State Treasury is not permitted to do so;

          (h) change the definition of "outstanding" with respect to the Notes;

          (i) change the governing law provision of the Notes;

          (j) change the courts to the jurisdiction of which the State Treasury has submitted, the State Treasury's obligation under this Fiscal Agency Agreement or the terms and conditions of the Notes to appoint and maintain an agent for the service of process or the State Treasury's waiver of immunity with respect to any suit, action or proceeding in connection with the Notes or this Agreement;

          (k) reduce the proportion of the principal amount of the Notes that is required for any request, demand, authorization, direction, notice, consent, waiver or other action or that is required to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Notes; or

          (l) change the obligation of the State Treasury to pay additional amounts on the Notes.

          Each of the actions set forth in clauses (a) through (l) is referred to as a "Reserved Matter". A change to a Reserved Matter can be made without the consent of all Holders of the outstanding Notes, as long as the Holders of at least 75% of the aggregate principal amount of the outstanding Notes agree to the change.

          Any modification, amendment or supplement made in accordance with the terms of the Notes will be binding on all Holders of the Notes.

          The State Treasury and the Fiscal Agent may, without the consent of any Holder of the Notes, modify, amend or supplement the Fiscal Agency Agreement or the Notes for the purpose of:

          (a) adding to the covenants of the State Treasury;

          (b) surrendering any right or power conferred upon the State Treasury;

          (c) securing the Notes;

          (d) curing any ambiguity, or curing, correcting or supplementing any defective provision contained in the Fiscal Agency Agreement or in the Notes; or

          (e) amending the Agency Agreement or the Notes in any manner that the State Treasury and the Fiscal Agent may determine and that does not adversely affect the interest of any Holder of the Notes in any material respect in the sole opinion of the State Treasury.

          7. As more fully set forth in the Fiscal Agency Agreement, the State Treasury hereby irrevocably waives, to the fullest extent permitted by law, any immunity from jurisdiction to which it might otherwise be entitled in any suit, action or proceeding (other than a pre-judgment attachment, immunity from which is expressly not waived) that may be brought in connection with the Notes or the Fiscal Agency Agreement in any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, the City of New York, New York, United States, or any competent court in Poland. As more fully set forth in the Fiscal Agency Agreement, the State Treasury has appointed the Consul General of the Republic of Poland, 233 Madison Avenue, New York, NY 10016, as its authorized agent upon whom process may be served in any action arising out of or based on the Notes which may be instituted by the registered Holder of any Notes in any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, the City of New York, New York, United States. Such appointment shall be irrevocable until all amounts in respect of the principal and interest, due or to become due on or in respect of all the Notes issued under the Fiscal Agency Agreement have been paid by the State Treasury to the Fiscal Agent or unless and until a successor shall have been appointed as the State Treasury's authorized agent and such successor shall have accepted such appointment. The State Treasury agrees that it will at all times maintain an authorized agent to receive such service, as provided above.

          Because Poland has not waived its sovereign immunity in connection with any action arising out of or based on United States federal or state securities laws, it will not be possible to obtain a United States judgment against Poland based on such laws unless a court were to determine that Poland is not entitled under the Foreign Sovereign Immunities Act of 1976 (the "Act") to sovereign immunity with respect to such actions.

          Poland reserves the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under U.S. federal or state securities law. Poland does not waive any immunity in respect of present or future "premises of the mission" as such term is defined in the Vienna Convention on Diplomatic Relations signed in 1961, or "consular premises" as such term is defined in the Vienna Convention on Consular Relations signed in 1963 or military property or military assets of Poland related thereto. The State Treasury agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment; provided that service of process is effected upon such party in the manner provided by the Fiscal Agency Agreement.

          Nothing contained in this Note shall be deemed to limit the right of the registered Holders to bring proceedings in any other court of competent jurisdiction; nor will the bringing of proceedings in one or more jurisdictions preclude the bringing of proceedings in any other jurisdiction, whether concurrently or not.

          The waiver in the preceding paragraphs is intended to be effective upon execution of this Global Note without further act by the State Treasury before any such court, and introduction of this Global Note into evidence shall be final and conclusive evidence of such waiver.

          8. This Global Note will be governed by and interpreted in accordance with the laws of the State of New York without regard to any conflicts of laws principles thereof that would require the application of the laws of a jurisdiction other than the State of New York, except that all matters governing the authorization and execution of the Notes by the State Treasury will be governed by the laws of the Republic of Poland.

          9. Except as set forth in this Section 9 and in Section 12, the Notes are issuable only as fully registered global securities, without coupons, each registered in the name of DTC, a nominee thereof or a successor to DTC or a nominee thereof (each, a "Global Note"), and (i) no Global Note may be transferred, except in whole and not in part, and only to DTC, one or more nominees of DTC or one or more respective successors of DTC and its nominees, and (ii) no Global Note may be exchanged for any Note other than another Global Note, except as provided below. Notwithstanding any other provisions of the Fiscal Agency Agreement or this Global Note, a Global Note may be transferred to, or exchanged for registered Notes registered in the name of, a person other than DTC, a nominee of DTC or a successor of DTC or its nominee if (i) DTC (a) notifies the State Treasury that it is unwilling or unable to continue as depository for such Global Note or (b) ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when it is required to be so registered, and in either such case (a) or (b) a replacement depository is not appointed by the State Treasury within 90 days after receiving such notice or becoming aware that DTC is no longer so registered,
(ii) the State Treasury, in its sole discretion at any time, determines not to have all of the related Notes represented by this Global Note and instructs the Fiscal Agent in writing that a Global Note shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default in respect of the Notes evidenced by this Global Note. Registered Notes issued in exchange for this Global Note will be issued in the denomination of $1,000 each, registered in such names as an authorized representative of DTC shall request, and represented by certificates, each such certificate representing such aggregate principal amount of the Notes as shall be specified therein.

          So long as DTC, or its nominee, is the registered owner of this Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and Holder of the Notes represented by this Global Note for all purposes of the underlying Notes. Ownership of beneficial interests in this Global Note will be limited to institutions that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in this Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). Except as provided above, owners of beneficial interests in this Global Note will not be entitled to have the Notes represented by this Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form upon exchange or otherwise and will not be considered the owners or Holders of any Notes represented by this Global Note. Accordingly, such person owning a beneficial interest in this Global Note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any right of a Holder of Notes. The laws of some States within the United States require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in this Global Note.

          10. Any payment of principal or interest due on the Notes represented by this Global Note on any Interest Payment Date or at maturity will be made available by the State Treasury to the Fiscal Agent on such date in accordance with the provisions of the Fiscal Agency Agreement. As soon as possible thereafter, the Fiscal Agent will make such payments to DTC or its nominee, as the case may be, as the registered owner of this Global Note in accordance with arrangements between the Fiscal Agent and DTC. Neither the State Treasury nor the Fiscal Agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in this Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          11. The Notes will be subject to the limitation periods with respect to claims for principal and interest as provided by Article 118 of the Polish Civil Code, dated April 23, 1964, as amended (the "Civil Code"). The Civil Code provides a ten year limitation period on claims for principal and a three year limitation period on claims for interest.

          12. The State Treasury will maintain in the Borough of Manhattan, The City and State of New York, United States of America, a Paying Agent for the Notes. The State Treasury will cause the Fiscal Agent to maintain a register or registers in which shall be entered the names and addresses of the Holders of the Notes of this issue and the particulars of the Notes held by them respectively and in which, subject to Section 9 above, transfers of the Notes shall be registered. Such Fiscal Agent and Paying Agent shall be Citibank N.A., London, unless and until the State Treasury appoints a different Fiscal Agent and Paying Agent in the same city. In the event of any such change, the State Treasury shall give notice of such change to the Holders of the Notes by mailing written notice of such event to the Holders of the Notes as their names and addresses appear in the register maintained pursuant to this Section 12.

          13. Subject to Section 9 above, this Global Note is transferable upon presentation for such purpose at the aforesaid office, accompanied by a written instrument of transfer in form approved by the State Treasury executed by the registered Holder hereof or by his duly authorized attorney, whereupon this Global Note will be canceled and one or more Notes representing an equal aggregate principal amount of Notes of this issue, comprised of Notes in the denomination of $1,000 each, will be delivered to the transferee.

          Subject to Section 9 above, Notes of this issue upon presentation for such purpose at the office of the Fiscal Agent referred to in Section 12, accompanied by a written instrument of transfer in form approved by the State Treasury executed by the registered Holder or by his duly authorized attorney, may be exchanged for a Note or Notes representing an equal aggregate principal amount of other Notes of this issue, comprised of Notes in the denomination of $1,000 each.

          Subject to Section 9 above, the State Treasury will make transfers and exchanges of Notes of this issue as aforesaid upon compliance by the Holders of the Notes with such reasonable regulations as may be prescribed by the State Treasury, and the State Treasury shall not be entitled to make any charge in respect of transfers and exchanges of Notes of this issue, other than in respect of transfer taxes, if any.

          Each Note shall be dated the date of its authentication by the Fiscal Agent. Each Note authenticated and delivered upon any transfer or exchange for or in lieu of the whole or any part of any Note shall carry all the rights, if any, to interest accrued and unpaid and to accrue which were carried by the whole or such part of such Note. Notwithstanding anything to the contrary herein contained, such new Note shall be so dated that neither gain nor loss of interest shall result from such transfer or exchange.

          The Fiscal Agent, as agent of the State Treasury for the purpose, shall maintain at its Corporate Trust Office, a register for Notes for the registration and registration of transfers and exchanges of the Notes. Upon presentation for such purposes at the said office of the Fiscal Agent of any Note, accompanied by a written instrument of transfer in the form approved by the State Treasury (it being understood that, until notice to the contrary is given to Holders of Notes, the State Treasury shall be deemed to have approved the form of instrument of transfer, if any, printed on any Note), executed by the registered Holder, in person or by such Holder's attorney thereunto duly authorized in writing, such Note shall be transferred upon the Note register, and a new Note of like tenor shall be authenticated and issued in the name of the transferee. Transfers and exchanges of Notes shall be subject to such restrictions as shall be set forth in the text of the Notes and such reasonable regulations as may be prescribed by the State Treasury. Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration and exchange shall be noted on the Note register.

          14. Interest on the Notes of this issue shall be computed on the basis of a 360-day year of twelve 30-day months. Payments of interest on this Global Note will be made by check drawn on a bank or trust company in The City of New York payable to the order of the registered Holder, or, in the case of joint Holders, to the order of all such joint Holders or to such person as the joint Holders may request in writing no later than the third business day preceding any such payment, provided that payment of principal will be made only upon prior presentation and surrender of this Global Note at the office of the Paying Agent of the State Treasury referred to in Section 12. Such check shall be mailed to the address of the registered Holder as such address shall appear on the register maintained by the Fiscal Agent pursuant to Section 12 hereof, or, in the case of joint Holders, to such registered address of that one of such joint Holders who is first named in the register as one of such joint Holders or to such address specified in the aforementioned request of such joint Holders. The registered Holder hereof or his legal personal representatives will be regarded as exclusively entitled to the principal moneys hereby secured, and in the case of joint registered Holders of this Global Note the said principal moneys shall be deemed to be owing to them on joint account. Any Holder of Notes, the aggregate principal amount of which equals or exceeds $1,000,000, may, by written notice to the Paying Agent no later than the Record Date therefor, elect to receive the interest payment in respect of such Notes by wire transfer in same-day funds to a bank account maintained by such Holder in the United States.

          15. In case any Note shall at any time become mutilated or destroyed or stolen or lost, and such Note, or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Fiscal Agent referred to in Section 12 above, a new Note of like tenor and date will be issued by the State Treasury in exchange for the Note so mutilated, or in lieu of the Note so destroyed or stolen or lost, but, in the case of any destroyed or stolen or lost Note, only upon receipt of evidence satisfactory to the State Treasury that such Note was destroyed or stolen or lost, and, upon receipt also of indemnity (including, without limitation, an indemnity bond) satisfactory to the State Treasury and the Fiscal Agent. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note including, without limitation, the fees and reasonable expenses of the Fiscal Agent and its counsel, shall be borne by the owner of the Note mutilated, destroyed, stolen or lost.

          16. The State Treasury agrees that if a judgment or order given or made by any court for the payment of any amount in respect of any Note is expressed in a currency (the "judgment currency") other than the U.S. dollar (the "denomination currency"), the State Treasury will pay any deficiency arising or resulting from any variation in rates of exchange between the date as of which the amount in the denomination currency is nationally converted into the amount in the judgment currency for the purposes of such judgment or order and the date of actual payment thereof. This obligation will constitute a separate and independent obligation from the other obligations under the Notes, will give rise to a separate and independent cause of action, will apply irrespective of any waiver or extension granted from time to time and will continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Note or under any such judgment or order for a liquidated sum or sums in respect of amounts due in respect of the relevant Note or under any such judgment or order.

          17. Any notices or communications to the registered Holder of this Note shall be sufficient if given in writing in the English language and delivered by depositing such notice or communication by first class mail (air mail in the case of Holders whose addresses appearing in the Note register are in a country other than the United States of America), postage prepaid, addressed to such registered Holder at its address as it then appears on the Note register.)

          Any notices or communications by the registered Holder of this Note to the Fiscal Agent shall be sufficient if given in writing in the English language and delivered by depositing such notice or communication by first class mail (air mail in the case of Holders whose addresses appearing in the Note register are in a country other than the United States of America), postage prepaid, addressed to the Fiscal Agent, or by telegram, telex or facsimile transmission (in each case confirmed in writing, by United States Mail or air mail, as applicable, first class postage prepaid; provided, however, that the failure to give such confirmation shall not affect the effectiveness of such notice). Notices or communications shall be addressed to the Citigroup Centre, Canada Square, London E14 5LB, UK (facsimile: +44 0207 508 5857/5877), Attention:
Agency & Trust, or to such other address as shall be specified from time to time in writing by the Fiscal Agent to the Holders of the Notes.

                                                                       EXHIBIT B

                       PROVISIONS FOR MEETINGS OF HOLDERS

1.   DEFINITIONS

     In this Exhibit B and the terms and conditions of the Notes, the following expressions have the following meanings:

     "Block Voting Instruction" means, in relation to any Meeting, a document in the English language issued by a Paying Agent:

     (a) certifying that certain specified Notes (the "deposited Notes") have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

          (i)  the conclusion of the Meeting; and

          (ii) the surrender to such Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Notes and notification thereof by such Paying Agent to the State Treasury;

     (b) certifying that the depositor of each deposited Note or a duly authorized person on its behalf has instructed the relevant Paying Agent that the votes attributable to such deposited Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

     (c) listing the total number and (if in definitive form) the certificate numbers of the deposited Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

     (d) authorising a named individual or individuals to vote in respect of the deposited Notes in accordance with such instructions;

     "Chairman" means, in relation to any Meeting, the individual who takes the chair in accordance with Clause 7 below;

     "Meeting" means a meeting of Holders of the Notes (whether originally convened or resumed following an adjournment);

     "Proxy" means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:

     (a) any such person whose appointment has been revoked and in relation to whom the Fiscal Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

     (b) any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

     "Relevant Fraction" means:

     (a) for voting on any Resolution other than one relating to a Reserved Matter, 51%; and

     (b)  for voting on any Resolution relating to a Reserved Matter, 75%;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum it means:

          (i) for all business other than voting on a Resolution relating to a Reserved Matter, 25%; and

          (ii) for voting on any Resolution relating to a Reserved Matter, 75%;

     "Reserved Matter" has the meaning given to such term in the Fiscal Agency Agreement.

     "Resolution" means a resolution passed at a Meeting duly convened and held in accordance with this Exhibit B by an affirmative vote of Holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes that are represented at a Meeting for which there is a quorum, and with relation to a "Reserved Matter", Holders of at least 75% of the aggregate principal amount of the outstanding Notes;

     "Voter" means, in relation to any Meeting, the bearer of a Voting Certificate, a Proxy or the bearer of a Definitive Note who produces such Definitive Note at the Meeting;

     "Voting Certificate" means, in relation to any Meeting, a certificate in the English language issued by a Paying Agent and dated, in which it is stated:

     (a) that certain specified Notes (the "deposited Notes") have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

         (iii) the conclusion of the Meeting; and

          (iv) the surrender of such certificate to such Paying Agent; and

     (b) that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the deposited Notes;

     "Written Resolution" means a consent in writing signed by or on behalf of 66 2/3% of Holders of the aggregate principal amount of outstanding Notes with respect to any Resolution other than one relating to a Reserved Matter and on behalf of 75% of the aggregate principal amount of the outstanding Notes with respect to any Resolution relating to a Reserved Matter, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such Holders of the Notes;

     "24 hours" means a period of 24 hours including all or part of a day upon which banks are open for business in both the places where the relevant Meeting is to be held and in each of the places where the Paying Agents have their respective offices specified in the Fiscal Agency Agreement (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

     "48 hours" means two consecutive periods of 24 hours.

2.   ISSUE OF VOTING CERTIFICATES AND BLOCK VOTING INSTRUCTIONS

     The Holder of a Note may obtain a Voting Certificate from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction by depositing such Note with such Paying Agent or arranging for such Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the deposited Notes to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the Holder of the Notes to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Note.

3.   REFERENCES TO DEPOSIT/RELEASE OF NOTES

     Where Notes are represented by a Global Note or are held in definitive form within a clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.   VALIDITY OF BLOCK VOTING INSTRUCTIONS

     A Block Voting Instruction shall be valid only if it is deposited at the specified office of the Fiscal Agent, or at some other place approved by the Fiscal Agent, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Fiscal Agent requires, a notarized copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Fiscal Agent shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.   CONVENING OF MEETING

     The Fiscal Agent may convene a Meeting at any time, and shall be obliged to do so upon the request in writing of the State Treasury or Holders of at least 10% of the aggregate principal amount of the outstanding Notes.

6.   NOTICE

     At least 30 days' notice but not more than 60 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Holders of the Notes and the Paying Agents (with a copy to the State Treasury). The notice shall set out the full text of any resolutions to be proposed and shall state that the Notes may be deposited with, or to the order of, any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7.   CHAIRMAN

     An individual (who may, but need not, be a Holder) nominated in writing by the State Treasury may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the State Treasury may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.   QUORUM

     The quorum at any Meeting shall be the Relevant Fraction of the aggregate principal amount of the outstanding Notes.

9.   ADJOURNMENT FOR WANT OF QUORUM

     If within 45 minutes after the time fixed for any Meeting a quorum is not present, then:

     (a) in the case of a Meeting requested by Holders of the Notes, it shall be dissolved; and

     (b) in the case of any other Meeting, it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines; provided, however, that:

          (i)  the Meeting shall be dissolved if the State Treasury so decides;
               and

          (ii) no Meeting may be adjourned more than once for want of a quorum.

10.  ADJOURNED MEETING

     The Chairman may, with the consent of (and shall if directed by) any Meeting, adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.  NOTICE FOLLOWING ADJOURNMENT

     Clause 6 above shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

     (a) 10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

     (b) the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

     It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.  PARTICIPATION

     The following may attend and speak at a Meeting:

     (a) Voters, one designated financial adviser and one designated legal counsel on their behalf;

     (b)  representatives of the State Treasury and the Fiscal Agent;

     (c)  the financial advisers of the State Treasury;

     (d)  the legal counsel to the State Treasury and the Fiscal Agent; and

     (e)  any other person approved by the Meeting.

13.  SHOW OF HANDS

     Every question submitted to a Meeting shall be decided in the first instance by a show of hands, except for a question on a Reserved Matter, which shall be decided by a poll. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman's declaration that on a show of hands a Resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the Resolution.

14.  POLL

     A demand for a poll shall be valid if it is made by the Chairman, the State Treasury or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.  VOTES

     Every Voter shall have: (a) on a show of hands, one vote; and (b) on a poll, the number of votes obtained by dividing that fraction of the aggregate principal amount of the outstanding Note(s) represented or held by such Holder by the lowest denomination of the Notes.

     In the case of a voting tie the Chairman shall have a casting vote, provided that the Chairman is a Holder. If the Chairman is not a Holder, matters shall not be deemed approved in the event of a tie.

     Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which such Voter is entitled or to cast all the votes which such Voter exercises in the same way.

16.  VALIDITY OF VOTES BY PROXIES

     Any vote by a Proxy in accordance with the relevant Block Voting Instruction shall be valid even if such Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that the Fiscal Agent has not been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant

     Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction Proxy to vote at the Meeting when it is resumed.

17.  POWERS

     A Meeting shall have power (exercisable by Resolution), without prejudice to any other powers conferred on it or any other person:

     (a)  to approve any Reserved Matter;

     (b) to approve any proposal by the State Treasury for any modification, abrogation, variation or compromise of any of the conditions or any arrangement in respect of the obligations of the State Treasury under or in respect of the Notes;

     (c) to approve any proposal by the State Treasury for any modification, amendment or supplement of any provision of or to take action with respect to the Fiscal Agency Agreement or any arrangement in respect of the obligations of the State Treasury thereunder;

     (d) to approve the substitution of any person for the State Treasury (or any previous substitute) as principal obligor under the Notes;

     (e) to waive any breach or authorize any proposed breach by the State Treasury of its obligations under or in respect of the Notes or any act or omission which might otherwise constitute an event of default under the Notes;

     (f) to authorize the Fiscal Agent or any other person to execute all documents and do all things necessary to give effect to any Resolution;

     (g) to give any other authorisation or approval which is required to be given by Resolution; and

     (h) to appoint any persons as a committee to represent the interests of the Holders of the Notes and to confer upon such committee any powers which the Holders of the Notes could themselves exercise by Resolution.

18.  RESOLUTION BINDS ALL HOLDERS

     A Resolution shall be binding upon all Holders of the Notes whether or not present at such Meeting and each of the Holders of the Notes shall be bound to give effect to it accordingly. Notice of the result of every vote on a Resolution shall be given to the Holders of the Notes and the Paying Agents (with a copy to the State Treasury) within 14 days of the conclusion of the Meeting.

19.  MINUTES

     Minutes shall be made of all resolutions and proceedings at each Meeting. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarized and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.  WRITTEN RESOLUTION

     A Written Resolution shall take effect as if it were a Resolution.